Exhibit 99.1

OMNIQ Signed Agreement with the City of Watkinsville, Georgia to Deploy its AI-Based Vehicle Recognition Solution in Support of Law Enforcement and Citation of Scofflaws

●	3-year revenue sharing agreement executed with the city to deploy OMINQ’s Q Shield™ solution
●	Solution is part of the Safe City force multiplier initiative by omniQ
●	Q Shield™ is founded on patented features like identification of make and color combined with superior accuracy based on sophisticated algorithm and machine learning.

SALT LAKE CITY — OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), an object identification company providing Artificial Intelligence (AI)-based technology solutions to Safe City, Traffic Management, Public Safety and Supply Chain Automation markets, today announced that it was selected by the City of Watkinsville Georgia to deploy its Q Shield™ Vehicle Recognition and cloud based citation management platform to provide its Police Department with alerts and notifications to vehicles and vehicle license plates that are related to a criminal investigation in addition to supporting city efforts in issuing citations to scofflaws.

Q Shield™, OMNIQ’s AI-based machine vision VRS solution uses patented Neural Network algorithms that imitate human brains for pattern recognition and smart decision-making. More than 17,000 OMNIQ AI-based machine vision sensors are installed worldwide, including approximately 7,000 in the U.S. Q Shield is founded on patented features like identification of make and color combined with superior accuracy based on sophisticated algorithm and machine learning.

Chief Shannon Brock – Police Chief for the city of Watkinsville, stated: “As we continuously aim to improve our law enforcement operations throughout the city with limited resources, budgets and personnel, we are delighted to be able to provide our city with a world class solution from omniQ,”

“As suppliers of our AI Based Machine Vision solutions to government entities throughout the world for terror and crime prevention, and as suppliers of cloud-based software platforms for permit and citation mitigation and management, we are excited to partner with the city of Watkinsville in the deployment and operation of Q Shield™. Our system, Q Shield™, is uniquely designed to be a law enforcement force multiplier for small and larger cities throughout the United States and a unique way to create additional revenue for the city. Deploying Q Shield™ in cities such as Watkinsville is a strategic objective for omniQ and our partnership with the city of Watkinsville is an important step in achieving this,” said Shai Lustgarten, CEO of OMNIQ.

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

888-309-9994

IR@omniq.com

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com